UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2006

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01               Other Events.

On November 16, 2006, Walter Industries, Inc. (the “Company”) received a copy of a motion for preliminary injunction filed by CC Arbitrage, Ltd. (“Arbitrage”), a holder of 3.75% Convertible Senior Subordinated Notes (the “Notes”) issued by the Company under an indenture dated April 20, 2004 entered into between the Company and the Bank of New York Trust Company, N.A., as Trustee.  The motion, filed in the Federal District Court for the Southern District of New York, seeks a court order to prohibit the 2-for-1 stock split and the distribution of the Mueller Water Products Series B common stock to the shareholders of the Company, both of which were announced by the Company on November 6, 2006.

Also on November 16, 2006, the Company learned that another holder of Notes, CNH CA Master Account, L.P. (“CNH”), had filed a similar motion in the same court.

The Company continues to believe that the actions it has taken in respect of the Notes are entirely within its rights, and that the claims by Arbitrage and CNH are entirely without merit.  The Company will vigorously defend its actions against these and any other similar claims that may be asserted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Vice Chairman, General Counsel and Secretary

Date: November 17, 2006